Exhibit 10.3

Lamar Advertising Company
Non-Management Director Compensation Plan
(effective October 1, 2004)

Director Fees

Recipient	Annual Fee		Payment Schedule
Each non-management director	$36,000	*	monthly

Each director who serves on at least one Committee of the Board of Directors	$9,000		quarterly

Chair of the Audit Committee	$9,000		quarterly

Chair of Compensation Committee and Nominating and Governance Committee[1]	$4,500		quarterly

*Non-management directors are also reimbursed for travel expenses incurred to attend board and committee meetings and expenses incurred to perform other, related responsibilities.

Stock Options

      At the discretion our Compensation Committee, our independent, non-management directors may also receive option grants from time to time.

[1]	The same director currently serves as chair of both committees.